Exhibit T3A.8

06/11/2002 15:38	NO. 544 002

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 06/11/2002 020375000 – 3535606

JUN-11-02 14:53 FROM-CAS EXECUTIVE OFFICES	+B022576620	T-786 P.02/03 F-817

CERTIFICATE OF FORMATION

OF

ERIE LOGISTICS LLC

1.	The name of the limited liability company is Erie Logistics LLC.

2.

The registered office of the Company in the State of Delaware is located at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle Country, Delaware, 19805. The registered agent for service of process on the Company in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle Country, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Erie Logistics LLC this 11th day of June, 2002.

ERIE LOGISTICS LLC

By:	/s/ Carl Wistreich
Name: Carl Wistreich
Title: Authorized Person

01/11/2007 15:03 16174280922	CT CORP	PAGE 03/05

State of Delaware Secretary of State Division of Corporations Delivered 04:09 PM 01/11/2007 FILED 03:57 PM 01/11/2007 SRV 070036738 –3535606 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Erie Logistics LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The registered agent in the State of Delaware is:
The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801 (County of New Castle)

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11 day of January, A.D. 2007.

By:	/s/ Kristen Betzger
Authorized Person(s)

Name:	Kristen Betzger - Authorized Person
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DB081 - 8/15/05 CT System Online

State of Delaware Secretary of State Division of Corporations Delivered 06:48 PM 01/24/2014 FILED 06:38 PM 01/24/2014 SRV 140090711 –3535606 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is ERIE LOGISTICS LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Lynne A. Burgess
Authorized Person

Name:	Lynne A. Burgess
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